CCB FINANCIAL CORPORATION
                          1993 NONSTATUTORY STOCK OPTION PLAN
                       FOR CCB SAVINGS BANK OF LENOIR, INC., SSB


                                    AMENDMENT NO. 1

                                    October 15, 1993


           I.   General

                Effective March 31, 1993, the Board of Directors (the "Board") of CCB Financial Corporation (the "Corporation") adopted the 1993 Nonstatutory Stock Option Plan for CCB Savings Bank of Lenoir, Inc., SSB (the "Plan"). Paragraph 2(a) of the Plan provides that the Plan shall be administered by the Compensation Committee of the Board (the "Committee"). The Committee desires to amend the Plan to effect certain changes of a technical nature and to enable the Corporation to comply with the terms of an acquisition agreement, dated May 19, 1993 and amended on August 10, 1993, by and between Citizens Savings, SSB ("Citizens") and the Corporation (the "Agreement").


           II.  Purpose of the Plan

                Paragraph 1 of the Plan is amended to read in its entirety as follows:

                     "1.  Purpose of this Plan.    The purpose  of this
                Plan is to provide for the grant of Nonstatutory Stock Options (hereinafter referred to as "Options" or singularly, "Option") and in certain circumstances the right to surrender such Options for cash, to Directors (as hereinafter defined) of the Corporation and of its subsidiary corporations, who wish to invest in the Corporation's common stock, par value $5.00 per share (hereinafter referred to as "Common Stock"). The
                Corporate Board believes that participation in the ownership of the Corporation by Directors will be to the mutual benefit of the Corporation, its subsidiaries, and the Directors. In addition, the existence of this Plan will make it possible for the Corporation and its subsidiaries to attract capable individuals to serve on the Corporate Board and the Boards of Directors of its subsidiaries. As used herein, the term "Directors" or singularly, "Director," shall mean those members of the Corporate Board or the Boards of Directors of any of its subsidiaries and who


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                do not  participate in the 1993  Incentive Stock Option
                Plan of the Corporation as of the date of the Mutual Conversion (as hereinafter defined) or the Citizens Conversion (as hereinafter defined), as applicable."




           III. Shares of Common Stock Subject to the Plan

                Paragraph 3 of the Plan is amended to read in its entirety as follows:

                     "3.  Shares of Common Stock Subject to  this Plan.
                The maximum number of shares of Common Stock that shall be offered under this Plan is 41,516 shares, subject to adjustment as provided in paragraph 13. Shares subject to Options which expire or terminate prior to the issuance of the shares of Common Stock shall lapse and the shares of Common Stock originally subject to such Options shall again be available for future grants of Options under this Plan."


           IV.  Eligibility; Grant of Options

                Paragraph 4 of the Plan is amended to read in its entirety as follows:

                     "4.  Eligibility; Grant of Options

                     (a) Upon the conversion of Mutual Savings Bank, SSB (hereinafter referred to as "Mutual") from a North Carolina-chartered mutual savings bank to a North Carolina-chartered stock savings bank and simultaneous acquisition of Mutual by the Corporation (hereinafter referred to as the "Mutual Conversion"), each Director then serving on the Board of Directors of Mutual shall receive an Option to purchase shares of Common Stock in the amount set forth below:

                                                        SHARES
                     William C. Smith                    2,815
                     Lawrence W. Hayes                   2,392
                     David O. Rufty                      2,252
                     Paul Pendry                         1,970
                     D. Leon Clark                       1,548
                     W. L. Underdown                     1,548
                     Ben H. Kincaid, Sr.                 1,548

                          Total                         14,073


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                     (b)  Upon  the conversion of Citizens Savings, SSB
                (hereinafter referred to as "Citizens") from a North Carolina-chartered mutual savings bank to a North Carolina-chartered stock savings bank and simultaneous acquisition of Citizens by the Corporation (hereinafter
                referred   to  as  the   "Citizens  Conversion"),  each
                Director then serving on the Board of Directors of Citizens shall receive an Option to purchase shares of Common Stock in the amount set forth below:

                                                        SHARES
                     George W. Kirby                     2,920
                     Guy E. Herman, Jr.                  2,920
                     J. Harper Beall, Jr.                4,321
                     J. Harper Beall, III                4,321
                     E. H. Blair                         4,321
                     W. T. Carpenter, Jr.                4,320
                     Lloyd B. Smith, Jr.                 4,320

                          Total                         27,443"


           V.   Option Price

                Subparagraph 5(a) of the Plan is amended to read in its entirety as follows:

                     "(a) The  price per share  of each  Option granted
                under this Plan (hereinafter called the "Option Price") shall be determined by the Committee as of the effective date of grant of such Option, but in no event shall such Option Price be less than the greater of
                (i) 100% of the fair market value of Common Stock on the date of grant or (ii) the par value of Common Stock. An Option shall be considered as granted on the later of (i) the effective date of the Mutual Conversion or the Citizens Conversion, as applicable,
                (ii) the date that the Committee acts to grant such Option, or (iii) such later date as the Committee shall specify in an Option Agreement (as hereinafter defined)."


           VI.  Amendment and Modification of the Plan

                Paragraph 18 of the Plan is amended to read in its entirety as follows:

                     "18. Amendment and Modification of this Plan.  The
                Corporate Board may at any time, and from time to time, amend or modify this Plan (including the form of Option

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                Agreement)   in  any   respect.     Any  amendment   or
                modification of this Plan shall not materially reduce the benefits under any Option theretofore granted to an Optionee under this Plan without the consent of such Optionee or the transferee in the event of the death of such Optionee."



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           VII. Effective Date
                Paragraph 20 of the Plan is amended to read in its entirety as follows:

                     "20. Effective Date.   This Plan has been  adopted
                by the Corporate Board to be effective as of the date of the Mutual Conversion."


           VIII. Miscellaneous

                All terms used in this Amendment not defined herein shall have the same meaning as those in the Plan.





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